FIRST AMENDMENT
TO
Restoration Plan of Black Hills Corporation
WHEREAS Black Hills Corporation, a South Dakota corporation (“Company”) maintains a nonqualified “top hat” plan for certain of its management or highly compensated employees, known as the Restoration Plan of Black Hills Corporation (“Plan”), which was last amended and restated effective January 1, 2009; and
WHEREAS the Company reserved the right to amend the Plan pursuant to Section 9 thereof; and
WHEREAS the Company now wishes to amend the pre-retirement death benefit provisions of the Plan;
NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of January 1, 2011.
1.    Section 21(c) is amended to read as follows:
(c)    Death after Termination of Employment.
(1)    Amount of Benefit - In General. If a Participant who has a vested right to his Restoration Benefit dies before the first payment of his Restoration Benefit is made and at a time when he is not an Active Participant or a Disabled Participant, and if payment of any death benefits due under the BHC Pension Plan has not begun by January 1, 2009, then the Participant's surviving Spouse shall be entitled to receive a Restoration Benefit, which shall be equal to the amount, if any, by which (A) exceeds (B), where
(A)    is the Gross Monthly Death Benefit which would have been provided under Section 5.4(c) of the BHC Pension Plan, commencing on the first day of the month following the later of (1) the Participant's death or (2) the date the Participant would have attained age 55, if such benefit had been calculated using the Participant's Average Monthly Restoration Earnings and determined without regard to the reduction in the Section 415 Benefit Limitation; and
(B)    is the Gross Monthly Death Benefit determined in accordance with Section 5.4(c) of the BHC Pension Plan commencing on the first day of the month following the later of (1) the Participant's death or (2) the date the Participant would have attained age 55.
(2)    Amount of Benefit - Special Rule. Effective January 1, 2011, in the case of a Participant who (A) has elected pursuant to Section 20(d) to receive his Restoration Benefit as a 75% or 100% Contingent Annuity Option with his Spouse as the designated contingent annuitant, and (B) dies while not an Active Participant or a Disabled Participant but within the 180 day period ending on the date payment of his Restoration Benefit would otherwise begin, then, in lieu of the Restoration Benefit described in (1) above, the Participant's surviving Spouse shall be entitled to receive the Restoration Benefit described herein. The amount payable to the surviving Spouse shall be determined as if the Participant had survived to the date payment would otherwise have begun (without regard to the deferral requirement under Section 20(c) in the case of a Key Employee) and died the next day; adjusted, as appropriate, to reflect the actual commencement date.
(3)    Time and Form of Payment. Payment of the monthly death benefit described in (1) or (2) above, as applicable, will commence within 60 days after the first day of the month beginning after the later of (i) the date of the Participant's death or (ii) January 1, 2009. The last payment of the monthly death benefit will be due on the first day of the month in which the death of the surviving Spouse occurs.
(4)    Reduction for Early Commencement. If payment of the Restoration Benefit to the surviving Spouse begins before the date the Participant would have attained age 55, the Plan benefit will be the Actuarial Equivalent of the benefit commencing at the date the Participant would have attained age 55. If payment begins after the date the Participant would have attained age 55 but before the Participant's Normal Retirement Date, the Plan benefit will be reduced for early commencement, if applicable, under the terms of the BHC Pension Plan.
IN WITNESS WHEREOF, the First Amendment has been approved and executed by a duly authorized officer of the Company on this 24th day of July, 2011, on behalf of the Company.

BLACK HILLS CORPORATION
By: /s/ David R. Emery
David R. Emery
Chairman, President